                                                                    EXHIBIT 10.2

                               EXCLUSIVE LICENSE
                               -----------------

     This Exclusive License (the "Agreement") was originally made and entered into as of the 10th day of November 1993, and is restated herein effective as of January 1, 1995. This Agreement is by and between EPL Prolong, Inc., d.b.a. Prolong International ("Owner") and Prolong Super Lubricants, Inc., a Nevada corporation (formerly named "Corporate Development, Inc.") ("Licensee").

                                    RECITALS
                                    --------

     A.  EPL Prolong, Inc. is the owner, among other things, of the following:
Patents (see Exhibit "A") in the United States, Canada, and specified European countries for an "Extreme Pressure Additive for use in Metal Lubrication", commonly called "Anti-Friction Metal Treatment" or "AFMT" by Owner; proprietary information on the processes used to blend AFMT with other products that offer anti-friction uses and benefits; certain rights to use tradenames, dba's, logos, slogans, and symbols in association with the marketing of lubricant products and in association with marketing the name recognition of the company (all of the aforementioned to be known as the "Products"); and Distribution Agreements, (see Exhibit "B"), which agreements grant to third parties, among other things, limited rights to distribute products of the Owner.

     B. Licensee desires to acquire the exclusive license to manufacture, distribute, market and sell the Owners Products, to utilize the proprietary processes and information known to Owner, to create new products utilizing the processes and information available through this License to utilize the brand names, tradenames, trademarks, logos, slogans and symbols of Owner, to sell Products to the Distributors listed in Exhibit "B", and to sell Products to any and all other parties worldwide ("Exclusive License").

     C. Owner is willing to grant to Licensee and Licensee desires to obtain from Owner the Exclusive License referred to above under the terms set forth herein.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions hereinafter contained, the parties hereby agree as follows:

     1. Grant of License. Owner hereby grants to Licensee the Exclusive License
        ----------------
to utilize the properties and rights set out in Recital (A) above, for the purposes set out in Recital (B) above, for the term hereof as set forth below.

     2. Obligations of the Licensee. Licensee shall have the following
        ---------------------------
obligations under this Agreement:

          (a) Licensee shall fully perform each and every obligation which licensee is required to perform under the terms and provisions of this Agreement;

          (b) Licensee has paid to Owner a one time initial fee of $100,000, in cash;

          (c) Licensee shall pay to Owner during the term of this Agreement a cash royalty in the amount of 3.5% of the Gross Sales from Products which utilize proprietary information, formulations, or processes obtained from Owner, or which utilize the name "Pro-

Long" in any way, or which utilize any of the rights obtained from this License. The royalty shall apply to Licensee's Gross Sales, as well as to the Gross Sales of all other persons or entities which generate Gross Sales as sub-licensee's of Licensee, or through any other method by which Licensee allows third parties to capitalize on Owner's property and rights which are the subject of this License. Payments shall be disbursed to Owner monthly, and shall be due on or before the 10th day of the month, accompanied by an accounting of Gross Sales during the immediately preceding month;

          (d) Commencing on January 1, 1996, Licensee shall accrue an obligation to pay a minimum monthly royalty of $3,000.00;

          (e) Licensee has the right to prepay royalties, or to accrue royalties, from time to time, however, Licensee may not accrue more than one year of royalties without the prior written consent of Owner. To the extent Licensee accrues any royalty obligation for a period longer than 90 days, licensee shall pay interest monthly on such accrued royalty, at an annual interest rate of 10%;

          (f) Licensee agrees to acknowledge the following listed distributors and to abide by and fulfill the terms of these existing distributorship contracts held by EPL Pro-Long, Inc. (See Exhibit "A")

          (g) Licensee agrees to sub-lease from Owner the industrial building located at 1210 N. Barsten Way, Anaheim, CA for the balance of the term of the lease, for a price equal to that being paid by owner under the lease, and in accordance with the terms of the lease. Licensee agrees to pay the future utilities, telephone, business taxes, business licenses, and the other costs of operation of the Anaheim Facility as an office and warehouse facility upon commencement of this Agreement. Owner agrees to move out of the Anaheim Facility and to maintain a separate place of business distinct from that of Licensee's place of business, during the term of this License.

     3.  Term of Agreement. This Agreement became enforceable on November 10,
         -----------------
1993 (the "Effective Date"). Licensee shall commence activities under the License on January 1, 1995, and the obligation of Licensee to pay royalties to Owner shall begin to accrue as of that date. This Agreement shall remain in effect so long as Licensee has not committed any major breaches of this Agreement. In the event of a major breach by Licensee, Owner shall advise Licensee in writing of such breach and the conditions of cure, and Licensee shall have 45 days from receipt of Owners written notice to cure the breach.

     4.  Sub-Licenses. Licensee shall have the right to issue to third parties
         ------------
sublicenses to manufacture and distribute Products, subject to the terms of this Exclusive License, and subject to the rights of pre-existing distributors, and conditioned upon the procurement from sub-licensees, in advance of the grant of sub-licenses, of written promises of confidentiality, in a form suitable to EPL Pro-Long, Inc., regarding the treatment and handling of proprietary information and trade secrets of EPL Pro-Long, Inc., and conditioned upon sub-licensee entering into a written agreement, in a form suitable to Owner, to pay a monthly Royalty equal to 3.5% of Gross Sales in accordance with the same obligations of the Licensee herein (excluding the one-time fee of $100,000).

     5.  Future Improvements. Owner agrees that in the event improvements are
         -------------------
made to the Products, Owner shall communicate all relevant information concerning said improvements to Licensee. Licensee shall thereafter have the right to use such improvements.

In the event Owner should secure the grant of Letters Patent on any such improvements to the existing Patents, Owner will notify Licensee of said fact. Licensee will thereafter have the right, at its option, to include said Letters Patent as a part of the Exclusive License within the terms of the present Agreement.

     6. Acknowledge of Patent Validity. Licensee agrees that, so long as this
        ------------------------------
Agreement is in force and effect, Licensee will not contest, nor assist others in contesting, the validity or ownership of Letters Patent for the Products.

     7. Termination. This Agreement shall not be automatically terminated in the
        -----------
event that Licensee is ordered or adjudged bankrupt or is placed in the hands of a receiver.

     8. Confidentiality. Licensee understands that in the course of
        ---------------
manufacturing, marketing, distributing, and selling the Products, Licensee may learn or discover confidential information regarding the Products which is proprietary to Owner and not disclosed by or through the Letters Patent ("Proprietary Information"). Licensee shall keep in strict confidence and trust and will not for any reason or purpose whatsoever, use for its personal benefit, or disclose, communicate, or divulge to, or use for the benefit, direct or indirect, of any person, firm, association or corporation other than Owner, any such Proprietary Information. Such Proprietary information shall include, without limitation, all formulas, patents, computations, programs, devices, methods, techniques or processes, created, discovered, developed or otherwise known by Owner or the property rights which have been assigned or otherwise conveyed to Owner, which information has commercial value, actual or potential, in the business in which the Owner is engaged. By way of illustration, but not limitation, proprietary information includes trade secrets, processes, formulas, data, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budget projections, licenses, prices, costs, and supplier, customer and other lists. Upon termination of this Agreement for any reason, Licenses shall return to Owner all Proprietary Information and any record thereof. Without limiting the generality of the foregoing provision, Licensee acknowledges the proprietary interest which Owner has in the "Prolong International" "Prolong" and "Super-1" names and in the production formulas for the Products, and in any other trademarks, tradenames, service marks or formula which is or may be used in connection with the Products. This covenant shall survive the termination of this Agreement.

     9.  Relationship of the Parties. The parties hereto are independent
         ---------------------------
contractors and nothing contained in the Agreement shall be deemed or construed to create the relationship of partnership or joint venture or principal and agent or of any association or relationship between the parties other than that of licensee and licenser (Owner). Licensee acknowledges that it does not have, and shall not make any representation to any third party either directly or indirectly indicating that Licensee has authority to act for or on behalf of Owner or to obligate Owner in any way whatsoever, except as expressly permitted by this Agreement.

     10.  Limitations on License. It is understood between the parties that
          ----------------------
Licensee has had an opportunity to review the books, records, property, contracts, history, management, litigation, financial statements and all other business of the Owner prior to entering into this Agreement. The parties agree that the rights and property of the Owner being licensed herein have limitations, and that Owner offers this License subject not only to the known limitations, but to those limitations that may arise in the future, for any reason, known or unknown, excluding fraud by the Owner.

     Inherent in this License is the fact that over time Patents expire, certain tradenames, slogans and similar intellectual property may be altered or fall into disuse, product formulations may change, and in general the original property rights granted under the terms of this License may evolve. It is the intent of the parties hereto to incorporate those changes and include them as property rights covered by this License, and subject to a Royalty payment, to the extent they evolved from, or relied upon access to, the original property and rights being licensed herein.

     11.  Insurance. Licensee agrees, upon written request by the Owner, during
          ---------
the term of this License, to add Owner as a named insured on Licensee's policies of insurance for risks reasonably arising from this License, in amounts equal to the coverage purchased by Licensee.

     12.  Arbitration.
          -----------

          (a) Binding Arbitration. Any controversy or claim arising out of or
              -------------------
relating to this Agreement shall be settled by final and binding arbitration in accordance with California Code of Civil Procedure, Section 1280 et seq., and in accordance with provisions of this paragraph. It is hereby agreed by the parties that judgment upon any award rendered by the arbitrator or arbitrators under the provisions of this paragraph may be entered in any court having competent jurisdiction over the dispute. The parties hereby consent to the jurisdiction of the Superior Court of the State of California and the venue of said court in the County of Orange.


          (b) Notice and Selection of Arbitrators. In the event a claim or
              -----------------------------------
controversy should arise under this Agreement, the party initiating the claim shall give notice to the other pursuant to the notice provision of this Agreement. Said notice shall specify the nature of the dispute and shall request that respondents in the arbitration agree to the designation of one of the proposed neutral arbitrators within fifteen (15) days of receipt of the list. The respondent may similarly propose alternative neutral arbitrators. If the parties cannot mutually agree to the selection of a single neutral arbitrator within ten (10) days of service of the notice of claim or controversy, each party shall select its own party designated arbitrator by notifying the other party in writing of his identity no later than twenty (20) days following the service of the initial notice under this Agreement. The two party designated arbitrators shall select by mutual agreement a third and neutral arbitrator to serve on the panel. Said designated arbitrators shall decide the claim or controversy by the majority decision, which shall be in writing and which shall be final and binding upon the parties. In the event the two party designated arbitrators are unable to agree on the identity of the third and neutral arbitrator within thirty (30) days of the service of notice of claim or controversy, either party may petition to the local Superior Court for appointment of a neutral arbitrator under the provisions of the Code of Civil Procedure, Section 1281.6.

          (c) Timing of Arbitration. Unless otherwise agreed by the parties, the
              ---------------------
arbitration shall commence no later than one hundred and twenty (120) days from the date that the initial notice of claim or controversy is served in accordance with this Agreement. The arbitrators so designated shall render their written award no later than thirty (30) days following the close of the arbitration proceeding. The award of the arbitrator shall be in writing and shall be served by the neutral arbitrator upon all of the parties to the proceeding by certified mail, return receipt requested.

          (d) Rules of Arbitration. The parties of this Agreement specifically
              --------------------
acknowledge and agree that the arbitration proceeding shall be conducted in accordance with the rules of evidence as applied under the then-operative California Evidence Code and all rulings regarding submission of evidence, procedure and the conduct of the hearing shall be made solely by the neutral arbitrator. The parties specifically agree that the provisions of California Code of Civil Procedure, Section 1283.05 providing for certain discovery and other rights are hereby incorporated into the terms of this Agreement. To the extent this incorporated into the terms of this Agreement. To the extent this Agreement conflicts with the arbitration provisions of the California Code of Civil Procedure, the Provisions of this Agreement shall control.

     13.  General Provisions.
          ------------------

          (a) Notices. Any notices to be given hereunder by either party to the
              -------
other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested, or by telegraphic communication. Notices mailed or sent by telegraphic communication shall be addressed to the parties at the addresses specified below, but the parties may change their addresses by written notice in accordance with this Paragraph.

If to Owner:          EPL Pro-Long, Inc.
                      c/o Michael R. Davis, President
                      24961 Via Marfil
                      -----------------------
                      Mission Viejo, CA 92692
                      -----------------------

if to Licensee:       Prolong Super Lubricants, Inc.
                      c/o Elton Alderman, President
                      1210 N. Barsten Way
                      Anaheim, CA 92806


          (b) Entire Agreement. This Agreement constitutes the entire Agreement
              ----------------
between the parties pertaining to the subject matter hereof, fully supersedes any and all prior agreements between the parties hereto respecting the subject matter hereof. In addition, no amendment or modification to this Agreement shall be valid unless set forth in writing and signed by each of the parties.

          (c) Assignability. The rights and duties of the Licensee under this
              -------------
Agreement shall not be subject to alienation, assignment or transfer, whether voluntary or involuntary. Licensee may not assign this Agreement without the prior written permission of Owner, which Owner may arbitrarily approve or disapprove. Notwithstanding the foregoing, this Agreement shall be binding upon the parties' respective successors in interest.

          (d) Severability. Any provisions of this Agreement which may be
              ------------
prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Agreement.

          (e) Legal Action and Fees. In the event of any controversy, claim or
              ---------------------
dispute between the parties hereto arising out of or relating to this Agreement, the prevailing or successful party shall be entitled to recover from the nonprevailing party its reasonable expenses, including, but not by way of limitation, attorney's fees, costs, filing fees, and expert witness fees.

          (f) Governing Law. This Agreement is being executed and delivered and
              -------------
is intended to be performed in the State of California and shall be governed by and construed in accordance with the laws of the said state.

          (g) Duplicate Originals. This Agreement may be fully executed in any
              -------------------
number of duplicate originals, all of which shall be considered one and the same agreement, and shall become effective when one or more of such duplicate originals, each of which has been signed by each of the parties hereto, has been delivered to each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                      EPL PRO-LONG, INC.
                                      Owner/Licensor

                                      /s/ MICHAEL R. DAVIS
                                      -----------------------------
                                 By:  Michael R. Davis, President




                                      PROLONG SUPER LUBRICANTS, INC.,
                                      Licensee

                                      /s/ ELTON ALDERMAN
                                      ------------------------------
                                 By:  Elton Alderman, President

                                  EXHIBIT "A"
                                  ----------


                             1.   Austria
                             2.   Belgium
                             3.   Canada
                             4.   France
                             5.   Germany
                             6.   Greece
                             7.   Italy
                             8.   Liechtenstein
                             9.   Luxembourg
                             10.  Netherlands
                             11.  Sweden
                             12.  Switzerland
                             13.  United Kingdom
                             14.  United States

                                  EXHIBIT "B"
                                  -----------


               1.   Abbott Trucking Dist.
               2.   All Points Machinery
               3.   Barber Bros.
               4.   Cal Industrial Supply
               5.   DeNardi Equipment Corp.
               6.   Dunwell Petro-Chemical Co. Ltd.
               7.   Emerald Petroleum Products
               8.   Engineered Equipment Svcs.
               9.   Excaliber
               10.  Forum Exporters Int'l
               11.  Hall Pantera
               12.  Hilaski Sales
               13.  Kaufmann Products
               14.  J.O.A. Products
               15.  Jaken & Co.
               16.  M.C. Tech
               17.  MSC Industrial Supply
               18.  Northeast Ind. Supply
               19.  O.E.J. Enterprises
               20.  P&L Supply
               21.  Petroflex Ltd.
               22.  Petro-Tech Dist.
               23.  Ed Powell Dist.
               24.  Prolong Lubricants Canada Ltd.
               25.  Ryan International Enterprises
               26.  Top of the Line Lubricants
               27.  Universal Benefit
               28.  W.S. Distributors
               29.  Z Marketing